EXHIBIT 23.3

                         CONSENT OF INDEPENDENT AUDITORS


We consent to the incorporation by reference in the Registration Statements on Form S-8 (File No. 333-103720) and Form S-3 (File No. 333-101731) of Equitex, Inc., of our report, dated March 30, 2001, relating to the statements of operations, stockholders' equity and cash flows of Nova Financial Systems, Inc. for the year ended December 31, 2000.



/S/ MCGLADREY & PULLEN, LLP

Fort Lauderdale, Florida
April 14, 2003